Republic Reports Record Net Income of $21.3 million for the First Six Months of 2005

July 22, 2005

Contact: Kevin Sipes
Executive Vice President & CFO

Louisville, KY - Republic Bancorp, Inc. (Republic or the Company) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank & Trust Company of Indiana, posted record net income of $21.3 million for the first six months of 2005, a 12% increase over the same period in 2004. Diluted Earnings per Class A Common Stock increased 11% for the first six months of 2005 to $1.08. Return on average assets (ROA) and return on average equity (ROE) both remained strong at 1.62% and 20.42% for the year. Total assets grew by $95 million during the first six months of 2005 to $2.6 billion. The Company has continued to experience strong growth in its loan portfolio with total loans increasing $158 million for the first six months of 2005 and $258 million since June 30, 2004.

Asset quality remained solid during the first six months of 2005. “At a time when many banks are sacrificing credit quality for growth, we have been able to achieve significant growth while maintaining our strict underwriting standards. As a result, classified loans, which are a key component in determining our overall allowance for loan losses, have continued to improve since December 31, 2004. Additionally, Republic’s percentage of delinquent loans to total loans was a favorable 0.58% at June 30, 2005, while the Company’s percentage of non-performing loans to total loans was a sound 0.35% at quarter end, as well,” stated Steve Trager, President & CEO of Republic.

Net interest income increased to $51.7 million for the first six months of 2005, an 8% increase over the same period in 2004. “The strong increase in our net interest income is a tremendous achievement given the negative impact on our net interest margin from Federal Reserve short-term interest rate increases coupled with a flattening yield curve. Thanks to the tremendous effort of our sales staff, the Company has been able to significantly increase net interest income through growth in the loan portfolio despite a highly competitive market. We will continue our focus on loan growth throughout the remainder of 2005, while maintaining the daily management of our interest rate risk position,” Steve Trager further commented.

The Company's retail banking center network continued to be successful during 2005. New retail checking accounts totaled over 12,000 for the first six months of the year, while the Company was also named the #1 mortgage lender in Metro Louisville for the fourth consecutive year in 2004. “Our home mortgage products and their cross-sell opportunities are a driving force to our ongoing success. We continue to be a popular choice for home loans in our market with closing costs as low as $299 and the ability to apply on-line at republicbank.com,” commented Scott Trager, President of Republic Bank.

“We also continue to grow our products and services for the “unbanked.” Understanding that some individuals experience financial challenges, we have developed alternatives to help them gain access to loan and deposit products. Individuals who do not qualify for a traditional bank level loan can apply for a loan at Republic Finance, a division of Republic Bank & Trust Company. And, for those people who are unable to get a checking account because of a previous bad experience, we offer “Honor Plus” - a card based account which allows a client to graduate into a more traditional checking account product after 12 months of good experience with Republic. No matter what their financial history, Republic has a retail product for almost everyone,” Scott Trager further commented.

The Company's Commercial Banking function, which includes Commercial Cash Management and Commercial Lending, continued their expansion during 2005. Commercial loans, including commercial real estate loans, increased a total of $47 million during the first six months of 2005, while the number of business checking accounts increased by nearly 1,500 since year-end 2004. “With long-term fixed rate loans, local lock-box processing and client service which we believe is second to none, Republic is quickly becoming the bank of choice for businesses, large and small, within our markets,” commented Jeff Norton, Senior Vice President of Commercial Lending.

“We are very proud of the success of our ‘Ultimate’ and ‘Prestige’ checking accounts. The Ultimate Account is a special account package with incentives up to $100 offered to employees of our business checking clients. The Prestige account is an account developed to further enhance our focus on contributing to the community. Similar to the Ultimate account, the Prestige account offers incentives up to $50 payable to philanthropic organizations that are clients of Republic. Both accounts are originated through on-site visits from a designated sales team. These unique products have helped contribute to the record year we have experienced thus far opening new checking accounts,” stated Jeff Nelson, Senior Vice President of Bank Administration.

Net income for the second quarter of 2005 was $7.9 million with Diluted earnings per Class A Common Share of $0.40. Return on average assets (ROA) and return on average equity (ROE) both remained strong at 1.22% and 15.04% for the quarter. “Thanks to our strong growth since 2004, our primary revenue streams, including net interest income and non-interest income, showed solid increases during the second quarter. The increases in our revenue streams were offset by like increases in expenses associated with a heightened investment in human and technical resources, which will enable us to better serve our growing client base. Retail banking center growth and ongoing expansion of our nontraditional lines of business will continue to be important factors in increasing shareholder value as we identify new market opportunities,” stated Steve Trager.

In its ongoing effort to deliver products and services more efficiently to an underserved customer base, the Company began directly offering payday loans via the Internet on July 11, 2005. These loans are being offered through the Company's Indiana bank subsidiary in limited markets. If successful, Republic's Internet payday loan product may be offered nationally. The Company has also developed a longer-term alternative credit product (“ACP”) as recommended by the revised FDIC guidelines and may begin offering this product sometime in the third quarter of 2005. The Company believes the ACP is appropriately priced for the inherent risk involved while at the same time remaining in compliance with the FDIC's revised guidelines and meeting the consumer's need for a longer-term alternative.

“Reflecting on the first six months of 2005, we have many reasons to be proud; proud of the record earnings and record asset growth we achieved, proud of our dedicated associates and their tireless efforts in community involvement activities, and proud of our sponsorship of the “We Care” awards, which recognizes other organizations that display our values through their exemplary community involvement. We look forward to the remainder of 2005 with excitement as we remain true to our commitment of investing in the future and never sacrificing long-term value in order to achieve short-term gains,” concluded Steve Trager.

Note: For additional financial information for the three and six months ended June 30, 2005 and 2004, see the Form 8-K filed with the Securities and Exchange Commission on July 22, 2005.

Republic Bancorp, Inc. (Republic), has 33 banking centers, and is the parent company of: Republic Bank & Trust Company with 31 banking centers in eight Kentucky communities - Bowling Green, Elizabethtown, Frankfort, Georgetown, Lexington, Louisville, Owensboro, and Shelbyville, with one under construction in Owensboro and Republic Bank & Trust Company of Indiana with two banking centers in Jeffersonville and New Albany, Indiana. Republic Bank & Trust Company operates “Republic Finance” (LPO) with two offices in Louisville, as well as Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic Bank offers internet banking at www.republicbank.com. Republic has $2.6 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ National Market System.

Statements in this press release relating to Republic's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic's 2004 Annual Report on Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release
(all figures other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

Balance Sheet Data
	June 30, 2005	Dec. 31, 2004	June 30, 2004
Assets:
Cash and cash equivalents	$75,879	$77,850	$71,115
Securities available for sale	419,057	453,360	270,541
Securities to be held to maturity	70,110	98,233	102,304
Mortgage loans held for sale	9,359	16,485	8,218
Loans	1,947,392	1,789,099	1,689,074
Allowance for loan losses	(13,382)	(13,554)	(13,530)
Federal Home Loan Bank stock	21,083	20,321	19,909
Other assets	64,905	57,128	57,025
Total assets	$2,594,403	$2,498,922	$2,204,656

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$281,520	$261,993	$230,593
Interest-bearing deposits	1,218,244	1,155,937	1,067,751
Total deposits	1,499,764	1,417,930	1,298,344

Securities sold under agreements to
repurchase and other short-term borrowings	337,460	364,828	279,545
Federal Home Loan Bank borrowings	517,805	496,387	420,160
Other liabilities	25,948	23,708	22,350
Total liabilities	2,380,977	2,302,853	2,020,399

Stockholders' equity	213,426	196,069	184,257
Total liabilities and Stockholders' equity	$2,594,403	$2,498,922	$2,204,656

Average Balance Sheet Data	Second Quarter Ended June 30,		Six Months Ended June 30,
Assets:	2005	2004	2005	2004
Federal funds sold and other	$51,505	$27,492	$71,626	$56,809
Investment securities, including FHLB stock	535,446	404,198	547,849	406,479
Loans and fees, including loans held for sale	1,905,158	1,677,826	1,885,347	1,663,005
Total earning assets	2,492,109	2,109,516	2,504,822	2,126,293
Total assets	2,611,814	2,209,539	2,630,437	2,228,568

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$289,588	$235,678	$301,540	$232,441
Interest-bearing deposits	1,235,531	1,059,617	1,236,094	1,083,076
Securities sold under agreements to
repurchase and other short-term borrowings	372,348	285,059	377,726	285,631
Federal Home Loan Bank borrowings	477,567	420,996	480,896	424,572
Total interest-bearing liabilities	2,085,446	1,765,672	2,094,716	1,793,279
Stockholders' equity	211,217	181,175	208,206	177,096

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release (continued)

Income Statement Data
	Second Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Total interest income (1)	$36,722	$29,767	$80,131	$67,577
Total interest expense	14,646	9,576	28,468	19,613
Net interest income	22,076	20,191	51,663	47,964

Provision for loan losses	(203)	(447)	1,617	1,602

Service charges on deposit accounts	3,801	3,353	7,073	6,324
Electronic refund check fees	833	786	5,828	5,192
Mortgage banking income	726	864	1,352	1,542
Other	1,541	1,452	3,003	2,529
Total non interest income	6,901	6,455	17,256	15,587

Salaries and employee benefits	9,492	8,093	19,091	17,866
Occupancy and equipment, net	3,277	3,361	6,578	7,022
Communication and transportation	633	615	1,503	1,353
Marketing and development	513	552	1,044	1,188
Supplies	284	188	525	649
Other	3,025	2,337	6,269	5,045
Total non interest expenses	17,224	15,146	35,010	33,123

Income before income tax expense	11,956	11,947	32,292	28,826
Income tax expense	4,012	4,096	11,030	9,920

Net income	$7,944	$7,851	$21,262	$18,906

(1)
The amount of fee income included in interest on loans was $3.9 million and $3.6 million for the quarters ended June 30, 2005 and 2004 and $16.0 million and $15.3 million for the six months ended June 30, 2005 and 2004.

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release (continued)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Per Share Data(1)
Basic average shares outstanding	18,897	18,814	18,895	18,798
Diluted average shares outstanding	19,669	19,472	19,705	19,463
End of period shares outstanding:
Class A Common Stock	16,759	16,678	16,759	16,678
Class B Common Stock	2,146	2,157	2,146	2,157

Book value per share	$11.29	$9.78	$11.29	$9.78

Basic earnings per Class A Common Share	0.42	0.42	1.13	1.01
Basic earnings per Class B Common Share	0.41	0.41	1.11	1.00
Diluted earnings per Class A Common Share	0.40	0.40	1.08	0.97
Diluted earnings per Class B Common Share	0.40	0.40	1.06	0.96

Cash dividends declared per share:
Class A Common Stock	0.088	0.073	0.161	0.133
Class B Common Stock	0.080	0.067	0.147	0.121

Performance Ratios
Return on average assets (ROA)	1.22%	1.42%	1.62%	1.70%
Return on average equity (ROE)	15.04	17.33	20.42	21.35
Yield on average earning assets	5.89	5.64	6.40	6.36
Cost of interest-bearing liabilities	2.81	2.17	2.72	2.19
Net interest spread	3.08	3.47	3.68	4.17
Net interest margin	3.54	3.83	4.13	4.51
Efficiency Ratio(2)	59	57	51	52

Asset Quality Ratios
Loans on a non-accrual status			6,546	9,274
Loans past due 90 days or more			216	4,007
Total non-performing loans			6,762	13,281
Other real estate owned			199	39
Total non-performing assets			6,961	13,320
Non-perfoming loans to total loans			0.35%	0.79%
Allowance for loan losses to total loans			0.69	0.80
Allowance for loan losses to non-performing loans			198	102
Net loan charge-offs to average loans			0.19	0.24
Delinquent loans to total loans(3)			0.58	0.76

Other Information
End of period full-time equivalent employees			649	583
Number of bank offices			35	33

(1)	Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2005.
(2)	Equals total non-interest expense divided by the sum of net interest income and non interest income.
(3)	Equals total loans over 30 days past due divided by total loans.

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
Assets:	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
Cash and cash equivalents	$75,879	$197,252	$77,850	$103,058	$71,115
Securities available for sale	419,057	437,897	453,360	350,560	270,541
Securities to be held to maturity	70,110	79,059	98,233	90,173	102,304
Mortgage loans held for sale	9,359	11,094	16,485	11,753	8,218
Loans	1,947,392	1,857,250	1,789,099	1,732,730	1,689,074
Allowance for loan losses	(13,382)	(13,821)	(13,554)	(13,535)	(13,530)
Federal Home Loan Bank stock	21,083	20,538	20,321	20,106	19,909
Other assets	64,905	66,017	57,128	57,891	57,025
Total assets	$2,594,403	$2,655,286	$2,498,922	$2,352,736	$2,204,656

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$281,520	$304,424	$261,993	$265,492	$230,593
Interest-bearing deposits	1,218,244	1,270,218	1,155,937	1,135,172	1,067,751
Total deposits	1,499,764	1,574,642	1,417,930	1,400,664	1,298,344

Securities sold under agreements to
repurchase and other short-term borrowings	337,460	370,915	364,828	317,784	279,545
Federal Home Loan Bank borrowings	517,805	474,036	496,387	420,309	420,160
Other liabilities	25,948	29,840	23,708	22,588	22,350
Total liabilities	2,380,977	2,449,433	2,302,853	2,161,345	2,020,399

Stockholders' equity	213,426	205,853	196,069	191,391	184,257
Total liabilities and Stockholders' equity	$2,594,403	$2,655,286	$2,498,922	$2,352,736	$2,204,656

Average Balance Sheet Data
	Quarterly Comparison
Assets:	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	Jun 30, 2004
Federal funds sold and other	$51,505	$91,970	$28,533	$21,097	$27,492
Investment securities, including FHLB stock	535,446	560,389	517,429	450,172	404,198
Loans and fees, including loans held for sale	1,905,158	1,865,316	1,781,751	1,718,513	1,677,826
Total earning assets	2,492,109	2,517,675	2,327,713	2,189,782	2,109,516
Total assets	2,611,814	2,647,707	2,439,717	2,303,546	2,209,539

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$289,588	$311,824	$259,549	$245,736	$235,678
Interest-bearing deposits	1,235,531	1,238,162	1,148,928	1,099,311	1,059,617
Securities sold under agreements to
repurchase and other short-term borrowings	372,348	387,046	368,802	325,114	285,059
Federal Home Loan Bank borrowings	477,567	484,262	441,419	420,995	420,996
Total interest-bearing liabilities	2,085,446	2,109,470	1,959,149	1,845,420	1,765,672
Stockholders' equity	211,217	201,602	196,220	188,636	181,175

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release (continued)

Income Statement Data
	Four Quarter Comparison
	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004

Total interest income	$36,722	$43,409	$33,628	$31,161
Total interest expense	14,646	13,822	12,130	10,571
Net interest income	22,076	29,587	21,498	20,590

Provision for loan losses	(203)	1,820	273	(127)

Service charges on deposit accounts	3,801	3,272	3,558	3,578
Electronic refund check fees	833	4,995	15	61
Mortgage banking income	726	626	849	757
Other	1,541	1,462	1,587	1,202
Total non interest income	6,901	10,355	6,009	5,598

Salaries and employee benefits	9,492	9,599	8,275	8,411
Occupancy and equipment, net	3,277	3,301	3,449	3,444
Communication and transportation	633	870	715	741
Marketing and development	513	531	549	534
Supplies	284	241	514	222
Other	3,025	3,244	3,690	2,349
Total non interest expenses	17,224	17,786	17,192	15,701

Income before income tax expense	11,956	20,336	10,042	10,614
Income tax expense	4,012	7,018	3,429	3,632

Net income	$7,944	$13,318	$6,613	$6,982

Republic Bancorp, Inc. Financial Information
Second Quarter 2005 Earnings Release (continued)

	Four Quarter Comparison
	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30. 2004
Per Share Data(1)
Basic average shares outstanding	18,897	18,893	18,882	18,854
Diluted average shares outstanding	19,669	19,736	19,790	19,582
End of period shares outstanding:
Class A Common Stock	16,759	16,751	16,738	16,719
Class B Common Stock	2,146	2,149	2,149	2,154

Book value per share	$11.29	$10.89	$10.38	$10.14

Basic earnings per Class A Common Share	0.42	0.71	0.35	0.37
Basic earnings per Class B Common Share	0.41	0.70	0.34	0.36
Diluted earnings per Class A Common Share	0.40	0.68	0.33	0.36
Diluted earnings per Class B Common Share	0.40	0.67	0.33	0.35

Cash dividends declared per share:
Class A Common Stock	0.088	0.073	0.073	0.073
Class B Common Stock	0.080	0.067	0.067	0.067

Performance Ratios
Return on average assets (ROA)	1.22%	2.01%	1.08%	1.21%
Return on average equity (ROE)	15.04	26.42	13.48	14.81
Yield on average earning assets	5.89	6.90	5.78	5.69
Cost of interest-bearing liabilities	2.81	2.62	2.48	2.29
Net interest spread	3.08	4.28	3.30	3.40
Net interest margin	3.54	4.70	3.69	3.76
Efficiency ratio(2)	59	45	63	60

Asset Quality Data
Loans on a non-accrual status	6,546	6,659	5,763	8,046
Loans past due 90 days or more and still on accrual	216	162	371	486
Total non-performing loans	6,762	6,821	6,134	8,532
Other real estate owned	199	180	657	223
Total non-performing assets	6,961	7,001	6,791	8,755
Non-perfoming loans to total loans	0.35%	0.37%	0.34%	0.49%
Allowance for loan losses to total loans	0.69	0.74	0.76	0.78
Allowance for loan losses to non-performing loans	198	203	221	159
Net loan charge-offs to average loans	0.05	0.33	0.06	-0.03
Delinquent loans to total loans(3)	0.58	0.42	0.47	0.47

Other Information
End of period full-time equivalent employees	649	641	611	587
Number of bank offices	35	35	34	33

(1)	Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2005.
(2)	Equals total non-interest expense divided by the sum of net interest income and non interest income.
(3)	Equals total loans over 30 days past due divided by total loans.